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                              FUNDING AGREEMENT



                                 BY AND AMONG



                              CP FUNDING CORP.,
                                 as Borrower,


                     PARK AVENUE RECEIVABLES CORPORATION,


                           THE CHASE MANHATTAN BANK,
                           as Funding Agent, APA Bank
                             and Syndication Agent


                                      AND


                       THE SEVERAL FINANCIAL INSTITUTIONS
                        PARTY HERETO FROM TIME TO TIME,
                                  as APA Banks



                          Dated as of October 8, 1997




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

                              TABLE OF CONTENTS


                                                                            Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .     2


                                  ARTICLE II
                              FUNDINGS; THE VFN

SECTION 2.1    Loans to Borrower; Funding Procedures; the VFN. . . . . . . . . .    2
SECTION 2.2    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .   12
SECTION 2.3    Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.4    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.5    Payments Generally. . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 2.6    Broken Funding. . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 2.7    Conversion and Continuation of Outstanding
               Advances Made by the APA Banks. . . . . . . . . . . . . . . . . .   15
SECTION 2.8    Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 2.9    Inability to Determine Eurodollar Rate. . . . . . . . . . . . . .   17
SECTION 2.10   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17


                                 ARTICLE III
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE BORROWER

SECTION 3.1    Representations, Warranties and Covenants of the Borrower . . . .   19

                                 ARTICLE IV
                              INDEMNIFICATION

SECTION 4.1    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 4.2    Indemnity for Reserves and Expenses . . . . . . . . . . . . . . .   24
SECTION 4.3    Indemnity for Taxes . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.4    Other Costs, Expenses and Related Matters . . . . . . . . . . . .   28


                                  ARTICLE V
                            LIQUIDITY COMMITMENT

SECTION 5.1    Liquidity Purchases . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 5.2    Several Purchase Commitments of the APA Banks . . . . . . . . . .   30
SECTION 5.3    Nonrecourse Nature of Transactions. . . . . . . . . . . . . . . .   31
SECTION 5.4    Payments; Indemnity . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 5.5    Reduction of Commitments. . . . . . . . . . . . . . . . . . . . .   32

                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIESOF THE APA BANKS

SECTION 6.1    Representations and Warranties of the APA
               Banks
               to PARCO and the Funding Agent. . . . . . . . . . . . . . . . . .   33
SECTION 6.2    PARCO Disclaimer of Representations
               and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                 ARTICLE VII
                              THE FUNDING AGENT

SECTION 7.1    Appointment.. . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 7.2    Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 7.3    Exculpatory Provisions. . . . . . . . . . . . . . . . . . . . . .   35
SECTION 7.4    Reliance by Funding Agent . . . . . . . . . . . . . . . . . . . .   36
SECTION 7.5    Notice of Termination Event and Other Events;
               Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 7.6    Non-Reliance by APA Banks on Funding Agent
               and Other APA Banks . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 7.7    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 7.8    Funding Agent in its Individual Capacity. . . . . . . . . . . . .   38
SECTION 7.9    Successor Funding Agent . . . . . . . . . . . . . . . . . . . . .   38
SECTION 7.10   Chase Conflict Waiver . . . . . . . . . . . . . . . . . . . . . .   39

                                ARTICLE VIII
                                MISCELLANEOUS

SECTION 8.1    Waivers; Amendments, Etc. . . . . . . . . . . . . . . . . . . . .   40


SECTION 8.2    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 8.3    Governing Law; Submission to Jurisdiction;
               Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 8.4    Severability; Counterparts; Waiver of Setoff. . . . . . . . . . .   42
SECTION 8.5    Successors and Assigns; Participations;
               Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 8.6    No Petition.. . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 8.7    Limited Recourse. . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.8    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.9    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

                                       EXHIBITS

ANNEX I        Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
EXHIBIT A      Form of Variable Funding Note . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B      Form of Transfer Supplement . . . . . . . . . . . . . . . . . . .  B-1
EXHIBIT C      Form of Opinion of Counsel. . . . . . . . . . . . . . . . . . . .  C-1
EXHIBIT D      Notice Addresses. . . . . . . . . . . . . . . . . . . . . . . . .  D-1

                              FUNDING AGREEMENT


          FUNDING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), dated as of October 8, 1997, by and among PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, "PARCO"), CP FUNDING CORP., a Nevada corporation, as borrower (together with its successors and assigns, the "BORROWER"), THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as funding agent for PARCO and the several APA Banks (in such capacity, the "FUNDING AGENT") and THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME.

                            W I T N E S S E T H :

          WHEREAS, subject to the terms and conditions of this Agreement and the other Basic Agreements, the Borrower desires to obtain, and PARCO desires to lend, funds from time to time on an uncommitted basis;

          WHEREAS, subject to the terms and conditions of this Agreement and the other Basic Agreements, the Borrower desires to obtain, and the APA Banks have agreed to lend, funds from time to time on a committed basis;

          WHEREAS, in order to evidence its obligation to repay amounts borrowed by it from PARCO and/or the APA Banks, as applicable, together with interest thereon, the Borrower has agreed to execute and deliver the VFN to the Funding Agent for the benefit of PARCO and the APA Banks;

          WHEREAS, in order to obtain ratings for its Commercial Paper issued to fund its interest in the VFN from time to time, PARCO desires that the APA Banks to commit to purchase from PARCO, without recourse, representation or warranty, all or a portion, as applicable, of PARCO's right, title and interest in its loans made to the Borrower hereunder, subject to the terms and conditions of this Agreement and the other Basic Agreements; and

          WHEREAS, pursuant to the Security Agreement, the Borrower will pledge to the Funding Agent for the benefit of the Secured Parties its interest in the

Collateral, including, but not limited to, the Borrower's security interest in the Receivables and the Other Conveyed Property;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.1 DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings specified in, or incorporated by reference into, Annex A to that certain Sale and Servicing Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "SALE AND SERVICING AGREEMENT"), by and among AmeriCredit Financial Services, Inc., as Seller and Servicer thereunder, CP Funding Corp., as Borrower, The Chase Manhattan Bank, as Funding Agent and The Chase Manhattan Bank, as Back-Up Servicer, which Annex A is incorporated herein by reference.


                                  ARTICLE II

                              FUNDINGS; THE VFN

          SECTION 2.1 LOANS TO BORROWER; FUNDING PROCEDURES; THE VFN. (a) FUNDING GENERALLY. Upon the terms and subject to the conditions set forth herein, prior to the Commitment Expiry Date, and PROVIDED that (i) in the case of PARCO, no Potential PARCO Wind-Down Event or PARCO Wind-Down Event shall have occurred and be continuing and (ii) in the case of the APA Banks, no Termination Event or Potential Termination Event shall have occurred and be continuing, PARCO may, in its sole discretion, and the APA Banks shall (subject to the terms and conditions specified herein), make an advance (any such advance, a "FUNDING," the first such advance, the "INITIAL FUNDING," and each such additional funding, a "SUBSEQUENT FUNDING") to the Borrower from time to time on or after the Effective Date.

          To request a Funding hereunder, the Borrower shall notify the Funding Agent of such request by telephone (a) in the case of a Eurodollar Funding, not later than 11:00 A.M. (New York time) three (3) Business Days before the date of the proposed Funding, (b) in the case of an ABR Funding, not later than 12:30 P.M. (New York Time) on the proposed date of such Funding and (c) in the case of a CP Funding, not later than 11:00 A.M. (New York time), one (1) Business Day before the date of the proposed Funding. Each day on which a Funding is made hereunder shall be a Business Day. Each such telephonic request for a Funding shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Funding Agent of a written funding request (each, a "FUNDING REQUEST") in a form approved by the Funding Agent and signed by the Borrower. Each such telephonic and written Funding Request shall specify the following information in compliance with
Section 2.1(b):

          (i) the requested Advance Amount (calculated in accordance with the definition thereof, and which shall be at least $1,000,000 or integral multiples of $1,000 in excess thereof);

          (ii)  the date of such Funding, which shall be a Business Day;

          (iii) whether such Funding is to be an ABR Funding, a CP Funding or a Eurodollar Funding;

          (iv) in the case of a CP Funding or a Eurodollar Funding, the CP Funding Period or Eurodollar Funding Period to be applicable thereto, which shall be a period contemplated by the definition of the term "CP Funding Period" and "Eurodollar Funding Period", respectively; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.1(e).

If no election as to the type of Funding is specified, then the requested Funding shall be at the discretion of the Funding Agent (with the consent of PARCO if the Funding Agent so selects a CP Funding). Promptly following receipt of a Funding Request in accordance with this Section 2.1(a), the Funding Agent shall promptly advise each Secured Party of the details thereof and of the amount of such Secured Party's loan to be made as part of the requested Funding (if any). No more than five (5) Subsequent Fundings shall be permitted each calendar month, unless the Funding

Agent, at the direction of the Required Banks, shall have agreed to more frequent Fundings.

          (b) CONDITIONS TO FUNDING. Neither PARCO nor the APA Banks shall have any obligation to advance any funds to the Borrower in connection with any Funding unless, on the date of such Funding, (i) after giving effect to such Funding, the Total Investment PLUS the Interest Component of all Commercial Paper issued by PARCO to fund the Total Investment would not exceed the Facility Limit; (ii) each APA Bank's Pro Rata Share of such Funding would not exceed the amount of its unused Commitment; (iii) the Borrower has provided a Funding Request to the Funding Agent, which Funding Request shall include the calculations necessary to satisfy the requirement set forth in clauses (i) and (ii) above and shall also include a certification by an authorized officer of the Borrower that, to the best of such officer's knowledge, no event has occurred since the most recent Funding (or the Effective Date, in the case of the Initial Funding) that would have a material and adverse effect on the Receivables, the Seller, the Servicer or the Borrower; (iv) the Borrower shall have deposited in the Reserve Account, or shall have given irrevocable instructions to the Funding Agent to withhold from the proceeds of such Funding and to deposit in the Reserve Account, an amount equal to (x) in the case of the Initial Funding, the Reserve Account Initial Deposit and (y) in the case of any Subsequent Funding, the Subsequent Reserve Account Deposit; (v) the VFN is rated at least A2 by Moody's;
(vi) one or more binding and enforceable Hedge Contracts in an aggregate notional amount equal to the Facility Limit are in full force and effect in accordance with the terms of the Sale and Servicing Agreement; (vii) each representation and warranty of the Borrower herein or in the Security Agreement shall be true and correct with respect to the Borrower and each Receivable as of the date of such Funding; (viii) a Potential PARCO Wind-Down Event or a PARCO Wind-Down Event (each only in the case of a Funding to be made by PARCO), or a Potential Termination Event or a Termination Event (in the case of a Funding to be made by the APA Banks or PARCO), shall not have occurred and be continuing; (ix) PARCO is able to obtain funds for the making of such Funding (only in the case of a Funding to be made by PARCO); (x) the Funding Agent shall have received, duly executed and delivered by Wells Fargo Bank, a lien release in substantially the form specified in Section 1(b) of the Intercreditor Agreement; and (ix) in connection with the Initial Funding, the conditions precedent set forth in Section 2.1(g) hereof and Section 3.2 of the Sale and Servicing Agreement shall be satisfied.

          Notwithstanding anything to the contrary set forth in this Agreement, no APA Bank shall have any obligation to advance funds to the Borrower on the

Initial Funding Date or any Subsequent Funding Date if, on such day, any Termination Event or Potential Termination Event shall have occurred and be continuing. The Funding Agent shall promptly advise each APA Bank (by telecopy or by telephone call promptly confirmed in writing by telecopy) of the receipt and content of any Funding Request.

          The APA Banks' several obligations to provide the Borrower with funds pursuant to this Article II shall terminate on the Commitment Expiry Date. Notwithstanding anything contained in this Section 2.1 or elsewhere in this Agreement to the contrary, no APA Bank shall be obligated to provide the Borrower with aggregate funds in connection with a Funding Request in an amount that would exceed such APA Bank's unused Commitment then in effect, and the failure of any APA Bank to make its Pro Rata Share of the Funding available to the Borrower (subject to the terms and conditions set forth herein) shall not relieve any other APA Bank of its obligations hereunder.

          (c) ADVANCE PERCENTAGE; FUNDING REQUEST IRREVOCABLE.   With respect
to any Funding Date, the advance percentage (the "ADVANCE PERCENTAGE") to determine the Advance Amount shall be 88%, subject to downward adjustment on such Funding Date as described below:

               (1) if a "Trigger Event" (as defined in any public asset-backed transaction beginning with, and including, the AmeriCredit Automobile Receivables Trust 1996-D transaction) occurs which continues unremedied for two (2) monthly reporting periods and is waived by the party or parties entitled to exercise such waiver under the related transaction documentation, then the Advance Percentage in effect at the opening of business on such Funding Date shall be reduced by 2%; PROVIDED that if the Trigger Event relates to a delinquency test failure and occurs after the Pool Factor (as defined in the related transaction documentation) is below 25%, the Advance Percentage shall not be so reduced; PROVIDED FURTHER that if the Advance Percentage has been reduced as a result of the application of this clause (1), the Advance Percentage shall remain at such reduced percentage until such time as the related Trigger Event has been cured for a period of three (3) consecutive months;

               (2) if a Trigger Event occurs and is not waived by the Person or Persons entitled to exercise such waiver under the related transaction documentation, then the Advance Percentage in effect at the opening of business on such Funding Date shall be reduced by 6% (without duplication of any reduction pursuant to clause (1) above); and

               (3) if there is an Excess Spread Deficiency (calculated as of the close of business three (3) Business Days prior to such Funding
     Date), then the Advance Percentage shall be reduced by the product of
     (i) the amount of such Excess Spread Deficiency (stated as a percentage) MULTIPLIED BY (ii) 1.7 (rounded to the nearest 1%); PROVIDED that if the Advance Percentage has been reduced as a result of the application of this clause (3), the Advance Percentage shall remain at such reduced percentage until such time as the Excess Spread Deficiency has been cured.

          (d) FUNDING REQUEST IRREVOCABLE. The notice of the proposed Initial Funding and any Subsequent Funding shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify PARCO and the APA Banks against any loss or expense incurred by PARCO or the APA Banks as provided in Section 2.6 hereof.

          (e) DISBURSEMENT OF FUNDS. No later than 4:30 P.M. (New York City time) on the date on which a Funding is to be made, PARCO and/or the APA Banks, as applicable, will make available to the Borrower, in immediately available funds, the amount of the Funding to be made on such day by remitting the required amount thereof to an account of the Borrower as designated in the related Funding Request.

          (f) THE VFN.

                    (i) The Borrower's obligation to pay the principal of, and interest on, all amounts advanced by PARCO or the APA Banks pursuant to any Funding shall be evidenced by a single note of the Borrower (as amended, supplemented or otherwise modified and in effect from time to time, the "VFN") which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Funding Agent for the account of PARCO and the APA Banks and mature on the Distribution Date occurring in the calendar month sixty-six (66) months following the Commitment Expiry Date (unless otherwise accelerated pursuant to the terms of the Basic
          Agreements); (5) be entitled to the benefits of this Agreement, the Security Agreement and the other Basic Agreements; and (6) be substantially in the form of Exhibit A to this Agreement, with blanks appropriately completed in conformity herewith. The Funding Agent shall, and is hereby authorized to, make a notation on the schedule attached to the VFN of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the VFN, the Funding Agent, on behalf of PARCO and the APA Banks, shall endorse the outstanding principal amount of the VFN on the schedule attached thereto. The entries made by the Funding Agent pursuant to the preceding sentence shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that failure to make such notation shall not adversely affect the rights of PARCO and the APA Banks with respect to the payment obligations of the Borrower hereunder and under the VFN.

                    (ii) On any VFN Prepayment Date, the Borrower shall have the option to prepay all or a portion of the VFN Balance (each, an "OPTIONAL PREPAYMENT"), subject to the following terms and conditions:

               1. The Borrower shall have given the Funding Agent at least five
          (5) Business Days' prior written notice of its intent to effect an Optional Prepayment;

               2. Unless such Optional Prepayment is to be effected on a Distribution Date (in which case the relevant calculations with respect to such Optional Prepayment shall be reflected on the applicable Servicer's Determination Date Certificate), the Borrower shall cause the Servicer to deliver to the Funding Agent, the Backup Servicer and the Rating Agencies a Servicer's VFN Prepayment Date Certificate substantially in the form of Exhibit B-1 to the Sale and Servicing Agreement, together with evidence to the Funding Agent, the Backup Servicer and the Rating Agencies (which evidence may consist solely of the Servicer's VFN Prepayment Date Certificate) that the Borrower shall have sufficient funds on the contemplated VFN Prepayment Date to effect the Optional Prepayment in accordance with this Agree-ment. Any such Servicer's VFN Prepayment Date Certificate and related evidence shall be delivered to the Funding Agent no later than 1 P.M. (New York time), five (5) Business Days prior to the contemplated VFN Prepayment Date. In effecting an Optional Prepayment, the Borrower may (i) use the proceeds of sales of the Receivables (which sales must be made in arm's-length transactions to Persons other than AFS), and (ii) give effect to Principal Collections on deposit in the Collection Account at such time to the extent consistent with the requirements of paragraph 4 below
          (as evidenced by the Servicer's VFN Prepayment Date Certificate).

               3. In connection with any such Optional Prepayment that does not constitute a prepayment in full of the outstanding VFN Balance, then, following receipt by the Funding Agent of the amounts referred to in paragraph 5 below, there shall be released from the Lien of the Security Agreement (subject to the requirements of paragraph 4 below): (i) a portion of the Receivables comprising the Pool Balance selected by the Borrower in accordance with the FIFO method; and (ii) such other Receivables not then constituting part of the Pool Balance, excluding, however, any Receivable subject to a Repurchase Obligation ("Other Designated Receivables") as the Borrower has agreed to sell in an arm's length transaction permitted hereby and as are designated by the Borrower and specified in the Servicer's VFN Prepayment Date Certificate (such Receivables and such Other Designated Receivables, together, in each case, with the related Other Conveyed Property, being collectively referred to as the "Prepayment Related Collateral").

               4. After giving effect to the Optional Prepayment and the release of Prepayment Related Collateral from the Lien of the Security Agreement on any VFN Prepayment Date, (x) the remaining VFN Balance MINUS Adjusted Principal Collections shall be less than or equal to the amount resulting when the effective Advance Percentage is multiplied by the remaining Pool Balance, (y) none of the Pool Limitations shall be exceeded and (z) a Termination Event or Potential Termination Event shall not have resulted;

          For purposes of the foregoing, Adjusted Principal Collections means the product of (i) the effective Advance Percentage, and (ii) the amount of Principal Collections on deposit in the Collection Account as of the close of business on the day preceding the date of the Servicer's VFN Prepayment Date Certificate.

               5. On the related VFN Prepayment Date, the Funding Agent shall have received, for the benefit of the Secured Parties, in immediately available funds, an amount equal to the sum of (i) the portion of the VFN Balance to be prepaid PLUS (ii) an amount equal to all unpaid Carrying Costs (including Carrying Costs not yet accrued) to the extent reasonably determined by the Funding Agent to be attributable to that portion of the Total Investment to be prepaid PLUS (iii) an aggregate amount equal to the sum of all other amounts due and owing to the Funding Agent and the Secured Parties under this Agreement and the other Basic Agreements, to the extent accrued to such date and to accrue thereafter, as reasonably determined by the Funding Agent to be attributable to that portion of the Total Investment to be prepaid.

                    The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Funding Agent, PARCO and each APA Bank in connection with any Optional Prepayment (including, but not limited to, expenses incurred in connection with the release of the Lien of the Funding Agent over the Receivables and related Other Conveyed Property in connection with such Optional Prepayment).

                    (iii) Although the VFN shall be dated the Closing Date, Carrying Costs in respect thereof shall be payable in the manner specified therein and in the other Basic Agreements only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the VFN shall be equal to the Facility Limit, the VFN shall be enforceable with respect to the Borrower's obligation to pay the principal thereof only to the extent of the unpaid principal amount outstanding thereunder at the time such enforcement shall be sought. Principal on the VFN shall be payable by the Borrower in the manner and on the dates specified in the VFN and in the other Basic Agreements.

          (g) CONDITIONS PRECEDENT. The obligations of PARCO and the APA Banks under this Agreement on any Funding Date are subject to the accuracy of the representations and warranties on the part of the Borrower made herein and in the other Basic Agreements as of such Funding Date. This Agreement shall become effective on the first day on which all of the following conditions precedent have been satisfied (the "Effective Date"):

                    (i) The Funding Agent shall have received such opinions of counsel to the Seller, the Servicer and the Borrower, in form and substance acceptable to the Funding Agent, addressing such matters as the Funding Agent, on behalf of the Secured Parties, shall request.

                    (ii) The Funding Agent shall have received a certificate of the Borrower, dated the Closing Date, stating that (1) its representations and warranties made herein and in the other Basic Agreements are true and correct as of the Closing Date, and (2) the Borrower has complied with all agreements and satisfied all conditions to be satisfied on its part pursuant to this Agreement and the other Basic Agreements on or prior to the Closing Date.

                    (iii) All conditions precedent to the authentication and delivery of the VFN under this Agreement shall have been satisfied.

                    (iv) Each party to a Basic Agreement shall have performed and complied with all agreements and conditions contained in such Basic Agreement and all other documents delivered in connection herewith or therewith which are required to be performed or complied with by such party.

                    (v) This Agreement, the other Basic Agreements, the Fee Letters, the Intercreditor Agreement and all agreements, certificates, instruments and other documents required to be delivered in connection herewith and therewith shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Funding Agent, PARCO and the APA Banks.

                    (vi) The Funding Agent shall have received the following, in each case in form and substance satisfactory to it:

                         (1) copy of the resolutions of the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary as of the Closing Date, duly authorizing the execution, delivery and performance by the Borrower of the documents executed by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement and the other Basic Agreements to which it is a party; and attesting to the names and true signatures of the person or persons executing and delivering each such document;

                         (2) a copy of the resolutions of the Board of Directors of the Seller and the Servicer, certified by the Secretary or an Assistant Secretary of the Seller and the Servicer as of the Closing Date, duly authorizing the execution, delivery and performance by the Seller and the Servicer of each of the Basic Agreements to which each of them is a party and any other documents executed by or on behalf of the Seller and the Servicer in connection with the transactions contemplated thereby; and an incumbency certificate of the Seller and the Servicer as to the person or persons executing and delivering each such document; and

                         (3) such other documents and evidence with respect to the Borrower, the Seller, the Servicer, the Back-Up Servicer and the Custodian as the Funding Agent may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated by this Agreement and the other Basic Agreements and the compliance with the conditions set forth herein and therein.

                    (vii) No fact or condition shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which, in the Funding Agent's reasonable opinion, would make it unlawful to issue the VFN or for the Borrower or any of the other parties thereto to perform their respective obligations under this Agreement and the other Basic Agreements.

                    (viii) The Seller and the Borrower shall have filed any financing statements or amendments thereto, wherever necessary or advisable in the judgment of the Funding Agent, in order to perfect the transfer and assignment of the Receivables to the Borrower and the grant of the security interest therein to the Funding Agent and shall have delivered file-stamped copies of such financing statements or other evidence of the filing thereof to the Funding Agent.

                    (ix) All taxes and fees due in connection with the filing of the financing statements referred to in clause (viii) of this Section 2.1(g) shall have been paid in full or duly provided for.

                    (x) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other Basic Agreements or the transactions contemplated hereby or thereby.

                    (xi) The Funding Agent shall have received written confirmation from each of the Rating Agencies that the then-current ratings assigned by each of them to PARCO's Commercial Paper will not be reduced or withdrawn as a result of the execution and delivery of this Agreement by PARCO.

                    (xii) The Reserve Account shall have been established pursuant to the Sale and Servicing Agreement.

          (h) MATURITY OF COMMERCIAL PAPER. PARCO shall not issue any Commercial Paper related to the VFN with a maturity in excess of forty-five (45) days in connection with any financing or refinancing of an increase in the VFN.

          SECTION 2.2 SHARING OF PAYMENTS, ETC. If PARCO or any APA Bank (for purposes of this Section 2.2 only, being a "RECIPIENT") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the VFN owned by it in excess of its ratable share of payments on account of any interest in the VFN obtained by PARCO and/or the APA Banks entitled thereto, such Recipient shall forthwith purchase from

PARCO and/or the APA Banks entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.3 RIGHT OF SETOFF. Without in any way limiting the provisions of Section 2.2, each of PARCO and the APA Banks is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of a Termination Event or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by PARCO or such APA Bank to, or for the account of, the Borrower against the amount owing by the Borrower hereunder to such Person (even if contingent or unmatured).

          SECTION 2.4 INTEREST. (a) Any Funding (or portion thereof) funded by PARCO shall have Discount calculated at the CP Rate.

          (b) At the option of the Borrower, any Funding (or portion thereof) made by the APA Banks to the Borrower pursuant to Section 2.1 hereof shall bear interest at either (i) if available to the Borrower on the related Funding Date, the Eurodollar Rate plus 1.25% or (ii) the Alternate Base Rate.

          (c) If, on any Purchase Date specified in Article V below, no Termination Event or Potential Termination Event has occurred and is continuing, then the portion of the Banks' Aggregate Investment related to a Purchase by the APA Banks on such Purchase Date shall, at the option of the Borrower, bear interest at either (i) if available to the Borrower on the related Purchase Date, the Eurodollar Rate plus 1.25% or (ii) the Alternate Base Rate.

          (d) If, on any Purchase Date specified in Article V below, a Termination Event or Potential Termination Event has occurred and is continuing, then the portion of the Banks' Aggregate Investment related to a Purchase by the APA Banks on such Purchase Date shall bear interest at the Alternate Base Rate plus 2%.

          (e) If any principal of, or interest on, any Funding or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate PLUS 2%.

          (f) Accrued Interest on each Funding shall be payable in arrears on each Interest Payment Date for such Funding and upon the Commitment Expiry Date; PROVIDED that (i) interest accrued pursuant to paragraph (e) of this Section 2.4 shall be payable on demand, (ii) in the event of any repayment of any Funding or prepayment (other than with respect to a CP Funding) of any Funding, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ABR Funding or Eurodollar Funding pursuant to Section 2.7, accrued interest on such ABR Funding or Eurodollar Funding shall be payable on the Distribution Date occurring immediately after of such conversion.

          (g) All interest on Fundings hereunder (other than CP Fundings) shall be computed on the basis of a year of 360 days, except that interest computed when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Funding Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.5 PAYMENTS GENERALLY. All payments by the Borrower hereunder shall be at the times, and in the manner, specified in Section 6.8 of the Sale and Servicing Agreement. Notwithstanding any provision of this Agreement or the other Basic Agreements to the contrary, all amounts due and owing to the Funding Agent and the Secured Parties by the Borrower hereunder and under the other Basic Agreements (if not due on an earlier date in accordance with the terms hereof or the other Basic Agreements) will be due and payable on the Distribution Date occurring in the month sixty-six (66) months following the Commitment Expiry Date.

          SECTION 2.6 BROKEN FUNDING. In the event of (a) the payment of any principal of any Eurodollar Funding other than on the last day of a Eurodollar Funding Period applicable thereto (including as a result of a Termination Event, Potential Termination Event or Optional Prepayment), (b) the conversion of any Eurodollar Funding other than on the applicable Interest Payment Date or (c) any failure to borrow, convert, continue or prepay any Eurodollar Funding on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the APA Banks for the loss, cost and expense attributable to such event . Such loss, cost or expense to any APA Bank shall be deemed to include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Funding had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Funding, for the period from the date of such event to the Interest Payment Date therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Funding Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. A certificate of any APA Bank setting forth any amount or amounts that such APA Bank is entitled to receive pursuant to this
Section 2.6 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each such APA Bank the amount shown as due on any such certificate on the next succeeding Distribution Date after receipt thereof.

          SECTION 2.7 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES MADE BY THE APA BANKS. Prior to the occurrence of a Termination Event or a Potential Termination Event, (a) each ABR Funding hereunder may, at the option of the Borrower, be converted to a Eurodollar Funding and (b) each Eurodollar Funding may, at the option of the Borrower, be continued as a Eurodollar Funding or
converted to an ABR Funding.   If a Termination Event or Potential Termination
Event has occurred and is continuing, then, for so long as any such Termination Event or Potential Termination Event is continuing, (i) no outstanding Funding may be converted to, or continued as, a Eurodollar Funding and (ii) unless repaid, each Eurodollar Funding shall be converted to an ABR Funding on the next
succeeding Interest Payment Date related thereto.   For any such conversion or
continuation, the Borrower shall give the Funding Agent irrevocable notice (each, a "CONVERSION/CONTINUATION NOTICE") of such request not later than 12:30 P.M. (New York time) (i) in the case of a conversion of an ABR Funding into a Eurodollar

Funding, or a continuation of a Eurodollar Funding as a Eurodollar Funding, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the occurrence and continuation of a Termination Event or a Potential Termination Event, in the case of a conversion of a Eurodollar Funding into an ABR Funding or a continuation of an ABR Funding as an ABR Funding, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any ABR Funding or Eurodollar Funding, such Funding shall be automatically continued as, or converted to, an ABR Funding. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Funding which is to be converted or continued and (c) the amount and rate option(s) of Funding(s) into which such Funding is to be converted or continued.

          SECTION 2.8 ILLEGALITY. (a) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Funding as contemplated by this Agreement, (i) such APA Bank shall promptly, after becoming aware thereof, notify the Funding Agent and the Borrower thereof,
(ii) the commitment of such APA Bank hereunder to make a portion of a Eurodollar Funding, continue any portion of a Eurodollar Funding as such and convert an ABR Funding to a Eurodollar Funding shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank's portion of any Eurodollar Funding then outstanding shall be converted automatically to an ABR Funding on the last day of the related Eurodollar Funding Period, or within such earlier period as required by law.

          If any such conversion of a portion of a Eurodollar Funding occurs on a day which is not the last day of the related Eurodollar Funding Period, the Borrower shall pay to such APA Bank such amounts, if any, as may be required to compensate such APA Bank pursuant to Section 2.6 hereof. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Funding as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA Bank knows of such change in circumstances, notify the Borrower, and the Funding Agent, and upon receipt of such notice, the obligations of such APA Bank to acquire or maintain its acquisition of portions of Eurodollar Fundings or to convert its portion of an ABR Funding into portions of Eurodollar Fundings shall be reinstated.

          (b) Each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8(a) with respect to such APA Bank, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Fundings hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Fundings hereunder; PROVIDED, HOWEVER, that such change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

          SECTION 2.9 INABILITY TO DETERMINE EURODOLLAR RATE. If, prior to the first day of any Eurodollar Period:

          (1) the Funding Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Funding Period; or

          (2) the Funding Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Eurodollar Funding Period will not adequately and fairly reflect the cost to such APA Banks (as conclusively certified by such APA Banks) of purchasing or maintaining their affected portions of Eurodollar Fundings during such Eurodollar Funding Period;

then, in either such event, the Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Borrower and the APA Banks as soon as practicable thereafter. Until such notice has been withdrawn by the Funding Agent, no further Eurodollar Fundings shall be made. The Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after the Funding Agent is notified of a change in circumstances which makes such notice inapplicable.

          SECTION 2.10 FEES. The Borrower hereby agrees to pay to the Funding Agent, for the account of the Secured Parties (and, if applicable, itself), the

Utilization Fee, the Facility Fee and any other fees specified in the Fee Letters. Such payments shall be made to the Funding Agent on the dates and in the manner specified in the Fee Letters.

                                     ARTICLE III

                      REPRESENTATIONS, WARRANTIES AND COVENANTS
                                   OF THE BORROWER

          SECTION 3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents and warrants to and covenants with PARCO and the APA Banks as of the Closing Date and the Initial Funding Date and, except as otherwise provided herein, as of each Subsequent Funding Date that:

          (a) CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

          (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the other Basic Agreements to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on assets of the Borrower (other than the Lien of the Security Agreement), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person.

          (c) BINDING EFFECT. Each of this Agreement and the other Basic Agreements to which it is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

          (d) ACCURACY OF INFORMATION. All information heretofore furnished by the Borrower to PARCO, the APA Banks or the Funding Agent for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to PARCO, the APA Banks or the Funding Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

          (e) TAX STATUS. All tax returns (Federal, state and local) required to be filed with respect to the Borrower have been filed (which filings may be made by an Affiliate of the Borrower on a consolidated basis covering the Borrower and other Persons), and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Borrower (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

          (f) ACTION, SUITS. There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any Affiliate of the Borrower or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Borrower's ability to perform its obligations hereunder or under the other Basic Agreements.

          (g) USE OF PROCEEDS. The proceeds of any Funding will be used by the Borrower to acquire the Receivables and related Other Conveyed Property with respect thereto from the Seller pursuant to the Sale and Servicing Agreement.

          (h) PLACE OF BUSINESS. The chief place of business and chief executive office of the Borrower are located at 1325 Airmotive Way, Suite 130, Reno, Nevada, and the offices where the Borrower keeps all of its books and records are located at 1325 Airmotive Way, Reno, Nevada.

          (i) MERGER AND CONSOLIDATION. The Borrower has not changed its name, merged with or into or been consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

          (j) SOLVENCY. The Borrower is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date, the Initial Funding Date and any Subsequent Funding Date of the transactions contemplated by this Agreement and the other Basic Agreements, including (but not limited to) the pledge by the Borrower to the Funding Agent of the Collateral in accordance with the Security Agreement.

          (k) NO TERMINATION EVENT. After giving effect to the Funding, no Potential Termination Event or Termination Event exists.

          (l) COMPLIANCE. The Borrower has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

          (m) NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (n) ERISA. The Borrower is in compliance in all material respects with ERISA, and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables or Other Conveyed Property shall exist.

          (o) SUBSIDIARIES.  The Borrower does not have any Subsidiaries.

          (p) CAPITAL STOCK. The Borrower has neither sold nor pledged any of its common stock to any entity other than the Seller.

          (q) NO MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no material adverse change in the business, assets, operations, prospects or conditions (financial or otherwise) of the Seller or the Servicer, either individually or taken as a whole. Since September 25, 1997, there has been no material adverse change in the business, assets, operations, prospects or conditions (financial or otherwise) of the Borrower.

          (r) FINANCIAL REPORTING. The Borrower will maintain for itself a system of accounting established and administered in accordance with GAAP, and will furnish to the Funding Agent for the benefit of the Secured Parties:

               (i) QUARTERLY REPORTING. Within forty-five (45) days after the close of each quarterly period of each of the Borrower's fiscal years, for the Borrower, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Borrower.

               (ii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by an Authorized Officer of the Borrower stating that (x) the attached financial statements have been prepared in accordance with generally accepted accounting principles and accurately reflect the financial condition of the Borrower and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (s) CHARACTERISTICS OF RECEIVABLES. Each of the statements listed on Schedule A to the Security Agreement is true and correct on the Initial Funding Date and any Subsequent Funding Date with respect to each Receivable to be purchased on such date.

          Any document, instrument, certificate or notice delivered to PARCO, the Funding Agent or the APA Banks by, or on behalf of, the Borrower or its Affiliates hereunder or under the other Basic Agreements shall be deemed a representation and warranty by the Borrower.

          The representations and warranties set forth in this Section 3.1 shall survive the pledge and assignment of the Collateral to the Funding Agent for the benefit of the Secured Parties. Upon discovery by the Borrower, PARCO, the Funding Agent or an APA Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.
                                       22

                                      ARTICLE IV

                                   INDEMNIFICATION

          SECTION 4.1 INDEMNITY. Without limiting any other rights which PARCO or the APA Banks may have hereunder or under applicable law, the Borrower agrees to indemnify PARCO, the APA Banks and the Funding Agent and any of their permitted assigns and their respective agents, officers, directors and employees (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of PARCO, the APA Banks and the Funding Agent) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement and the other Basic Agreements, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement and the other Basic Agreements) for uncollectible Receivables and Other Conveyed Property. Such Indemnified Amounts shall be paid in accordance with the terms of the other Basic Agreements. Without limiting the generality of the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

          (a) reliance on any representation or warranty made by the Borrower (or any officers of the Borrower) under or in connection with this Agreement and the other Basic Agreements, any Funding Request or any other information or report delivered by the Borrower pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (b) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral with any such applicable law, rule or regulation;

          (c) the failure to vest and maintain vested in the Funding Agent a first priority perfected security interest in the Collateral, free and clear of any Lien (other than the Lien of the Security Agreement);

          (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral, which failure has an adverse effect on the validity, perfected status or priority of the security interest granted to the Funding Agent under the Security Agreement;

          (e) any valid dispute, claim, offset or defense (other than discharge in bankruptcy of the related Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of a Financed Vehicle or services related to such Receivable or the furnishing or failure to furnish such Financed Vehicle or services;

          (f) any failure of the Borrower to perform its duties, covenants or obligations in accordance with the provisions of Articles II and IV of the Security Agreement; or

          (g) any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the related Financed Vehicle or related merchandise or services which are the subject of any Receivable;

PROVIDED, HOWEVER, that if PARCO enters into agreements for the purchase of interests in receivables from one or more Other Transferors, PARCO shall allocate such Indemnified Amounts which are in connection with its activities to the Borrower and each Other Transferor; and PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to the Borrower and not attributable to any Other Transferor, the Borrower shall be solely liable for such Indemnified Amounts or, if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Borrower, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 4.2 INDEMNITY FOR RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                         (1) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Basic Agreements, the Collateral or payments of amounts due hereunder or thereunder or its obligation to advance funds under any agreement or otherwise in respect of this Agreement, the other Basic Agreements or the Collateral; or

                         (2) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Basic Agreements, the Collateral or payments of amounts due hereunder or thereunder or its obligation to advance funds under any agreement or otherwise in respect of this Agreement, the other Basic Agreements or the Collateral;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Basic Agreements, the Collateral and the obligations hereunder and thereunder, by an amount reasonably deemed by such Indemnified Party to be material, then, on the next succeeding Distribution Date after demand by the Funding Agent, the Borrower shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost; PROVIDED that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Borrower of its intention to demand compensation therefor under this Section 4.2(a); PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

          (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive
(taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by the Funding Agent, the Borrower shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; PROVIDED that no such amount shall be payable with respect to any period commencing two hundred seventy (270) days prior to the date the Funding Agent first notifies the Borrower of its intention to demand compensation under this Section 4.2(b); PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

          (c) The Funding Agent will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Article IV. A notice by the Funding Agent claiming compensation for the benefit of an Indemnified Party under this Article IV and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Funding Agent may use any reasonable averaging and attributing methods.

          (d) Anything in this Section 4.2 to the contrary notwithstanding, if PARCO enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, PARCO shall allocate the liability for any amounts under this Section 4.2 ("SECTION 4.2 COSTS") ratably to the Borrower and each Other Transferor; and PROVIDED, FURTHER, that if such Section 4.2 Costs are attributable to the Borrower and not attributable to any Other Transferor, the Borrower shall be solely liable for such Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Borrower, such Other Transferors shall be solely liable for such Section 4.2 Costs.

          SECTION 4.3  INDEMNITY FOR TAXES.   (a)  All payments made by the
Borrower under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, EXCLUDING (i) taxes imposed on the net income of the Funding Agent or any other Indemnified
Party, however denominated, and (ii) franchise taxes imposed on any of them in lieu of income taxes, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Funding Agent or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Funding Agent, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Basic Agreement or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "TAXES"). If any such Taxes are required to be withheld from any amounts payable to the Funding Agent or any Indemnified Party hereunder, the amounts so payable to the Funding Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Funding Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other
Basic Agreements. The Borrower shall indemnify the Funding Agent or any such Indemnified Party for the full amount of any such Taxes on the Distribution Date immediately succeeding the date of written demand therefor by the Funding Agent or any Indemnified Party.

          (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

               (i) deliver to the Borrower and the Funding Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) if applicable, an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Funding Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Funding Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Borrower and the Funding Agent. Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224, that it is entitled to receive payments under the this Agreement and the other Basic Agreements without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 4.3.

          SECTION 4.4 OTHER COSTS, EXPENSES AND RELATED MATTERS. (a) The Borrower agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save PARCO and the Funding Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of PARCO or the Funding Agent) incurred by or on behalf of PARCO, any APA Bank or the Funding Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and the other Basic Agreements and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby and thereby (subject to the terms of that certain engagement letter, dated as of June 24, 1997, between the Seller and The Chase Manhattan Bank) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Basic Agreements, (b) arising in connection with PARCO's, the APA Banks' or their respective agents' enforcement or preservation of rights (including, without limitation, the perfection and protection of the Funding Agent's first priority security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

                                      ARTICLE V

                                 LIQUIDITY COMMITMENT

          SECTION 5.1 LIQUIDITY PURCHASES. (a) SALES BY PARCO. From time to time prior to the Commitment Expiry Date, PARCO, in its sole discretion, may elect to deliver a Sale Notice to the Funding Agent or, following a PARCO Wind-Down Event, shall be obligated to deliver a Sale Notice to the Funding Agent. Each Sale Notice shall constitute an irrevocable offer by PARCO to sell all or a portion of the PARCO Interest at the Purchase Price; PROVIDED that, following a PARCO Wind-Down Event, the Assigned Percentage specified in any such Sale Notice shall be 100%. Each Sale Notice shall be deemed to be a representation and warranty by PARCO that no PARCO Insolvency Event shall have occurred and be continuing. Each APA Bank hereby agrees to purchase from PARCO such APA Bank's Pro Rata Share of the Assigned Percentage of PARCO Interest for a purchase price equal to such APA Bank's Pro Rata Share of the Purchase Price on the Purchase Date (which date, subject to Section 5.1(b) below, may be the same as the date of the Sale Notice); PROVIDED that no such purchase shall be made on a Purchase Date if a PARCO Insolvency Event shall have occurred and be continuing. The Funding Agent shall promptly advise each APA Bank (by telecopy or by telephone call promptly confirmed in writing by telecopy) of the receipt and content of the Sale Notice and shall promptly advise PARCO of each APA Bank's Pro Rata Share of the Purchase Price thereunder. The Purchase Price shall be deposited in immediately available funds into the account(s) specified by PARCO in the Sale Notice.

          (b) TIMING OF SALE NOTICE AND PURCHASE DATE. If, at or prior to 12:30 P.M. (New York time) on any Business Day, PARCO delivers the Sale Notice to the Funding Agent specifying that the Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:00 P.M. (New York time), notify each APA Bank of such Sale Notice. Each APA Bank shall make a purchase of the PARCO Interest by advancing immediately available funds on such date to PARCO's account at the principal office of the Funding Agent no later than 2:00 P.M. (New York time). Notwithstanding the fact that the Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the several obligations of each APA Bank to accept such transfer and to make payment of the amounts required to be paid by it pursuant to Section 5.2 shall arise immediately upon receipt by the Funding Agent of the Sale Notice. Regardless of when the Sale Notice is received, any APA Bank may designate any one or more of its domestic or foreign branches, offices or affiliates through which it will fund its Pro Rata Share of the Purchase Price for a Purchase, and the term "APA Bank" shall include any such branch, office or affiliate for such purpose.

          SECTION 5.2  SEVERAL PURCHASE COMMITMENTS OF THE APA BANKS.

          (a) FUNDING UPON RECEIPT OF A SALE NOTICE FROM PARCO.  Subject to
Section 5.1, each APA Bank hereby absolutely and unconditionally severally commits to PARCO and to the Funding Agent to provide the Funding Agent, on the Purchase Date (if notice has been given in accordance with Section 5.1
(b)) at the principal office of the Funding Agent in The City of New York for delivery to PARCO, with immediately available funds in an amount equal to such APA Bank's Pro Rata Share of the Purchase Price, whereupon such APA Bank shall become an assignee of PARCO under this Agreement and the other Basic Agreements with an undivided interest in the Collateral equal to its Pro Rata Share of the Assigned Percentage of the PARCO Interest. The APA Banks' several obligations under this Section 5.2(a) to provide the Funding Agent with funds pursuant to this Article V shall terminate on the Commitment Expiry Date. Notwithstanding anything contained in this Section 5.2(a) or elsewhere in this Agreement to the contrary, no APA Bank shall be obligated to provide the Funding Agent with aggregate funds in connection with a Purchase in an amount that would exceed such APA Bank's unused Commitment then in effect, and the failure of any APA Bank to make its Pro Rata Share of the Purchase Price available to the Funding Agent shall not relieve any other APA Bank of its obligations hereunder.

          (b) DEFAULTING APA BANKS. If, by 2:00 P.M. (New York time), one or more APA Banks (each, a "DEFAULTING APA BANK", and each APA Bank other than the Defaulting APA Bank being referred to as a "NON-DEFAULTING APA BANK") fails to make its Pro Rata Share of the Purchase Price available to the Funding Agent pursuant to Section 2.1(a) (the aggregate amount not so made available to the Funding Agent being herein called the "PURCHASE PRICE DEFICIT"), then the Funding Agent shall, by no later than 2:30 P.M. (New York time), instruct each Non-Defaulting APA Bank to pay, by no later than 3:00 P.M. (New York time), in immediately available funds, to the account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its unused Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent, for the ratable benefit of the Non-Defaulting APA Banks, all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2% (or such higher rate as is applicable through interbank compensation rules). In addition, without prejudice to any other rights that PARCO may have under applicable law, each Defaulting APA Bank shall pay to PARCO forthwith upon demand, the difference between the Defaulting APA Bank's unpaid Pro Rata Share of the Purchase Price and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Pro Rata Share of the Purchase Price pursuant to Section 5.1(b) until the date the requisite amount is paid to PARCO in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2% (or such higher rate as is applicable through interbank compensation rules).

          SECTION 5.3 NONRECOURSE NATURE OF TRANSACTIONS. Each of the Funding Agent and the APA Banks hereby agrees that all Purchases under this
Article V shall be without recourse, representation or warranty of any kind to PARCO or the Funding Agent.

          SECTION 5.4 PAYMENTS; INDEMNITY. (a) PAYMENTS GENERALLY. On or prior to the Closing Date, the Funding Agent shall establish a demand deposit account with Chase for the benefit of PARCO and the APA Banks (the "FUNDING ACCOUNT"), into which all payments received in respect of this Agreement and the other Basic Agreements shall be deposited. The Funding Agent, on behalf of PARCO and the APA Banks, shall have the sole right of withdrawal from the Funding Account. For so long as any amounts remain due and owing to PARCO or the APA Banks hereunder or under the other Basic Agreements, the Funding Agent shall distribute all payments received by it in respect of the Basic Agreements immediately after receipt thereof by (i) transferring PARCO's Pro Rata Share of any such payments to PARCO and (ii) immediately after giving effect to the payment in clause (a)(i), if any, transferring the remainder of any such payments to the APA Banks ratably in accordance with their Pro Rata Shares (calculated without regard to that portion of the Commitment of a Defaulting APA Bank which such Defaulting APA Bank failed to fund pursuant to this Agreement). Such transfers shall be made by the Funding Agent by withdrawing funds on deposit in the Funding Account and by remitting such funds to the accounts of PARCO and the several APA Banks specified by each of them from time to time.

          (b) REQUESTS FOR INDEMNITY UNDER THE BASIC AGREEMENTS. The Funding Agent shall, at the written request of any APA Bank, make demand of PARCO for payment of any amounts held by PARCO from time to time claimed by such APA Bank pursuant to this Agreement and the other Basic Agreements, and the Funding Agent shall, upon its receipt of such amounts, distribute them to each such APA Bank ratably in accordance with their respective Pro Rata Shares (calculated, in the case of each Defaulting APA Bank, without regard to that portion of its Commitment related to which such Defaulting APA Bank failed to fund pursuant to this Agreement).

          (c) PAYMENTS CONDITIONAL UPON RECEIPT FROM PARCO, THE BORROWER, THE SELLER OR THE SERVICER. Anything in this Agreement to the contrary notwithstanding, the Funding Agent (i) shall have no obligation to make any payments to the APA Banks unless and until it has received such amounts from PARCO, the Borrower, the Seller or the Servicer pursuant to this Agreement or the other Basic Agreements and (ii) shall be entitled to assume that such amounts have been paid by PARCO, the Borrower, the Seller or the Servicer absent notice to the contrary.

          SECTION 5.5 REDUCTION OF COMMITMENTS. The Aggregate Commitment shall be automatically reduced, ratably among the APA Banks, by the amount of any permanent reduction of the Facility Limit. The Funding Agent shall notify the APA Banks and each Rating Agency of the occurrence of any such reduction specified in the immediately preceding sentence promptly after the Funding Agent (individually or in its capacity as Funding Agent) becomes aware of the same. In addition to the foregoing, the Commitment of each APA Bank and the Aggregate Commitment shall be reduced to zero on the Commitment Expiry Date.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES
                                   OF THE APA BANKS

          SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE APA BANKS TO PARCO AND THE FUNDING AGENT. Each of the APA Banks (a) confirms that it has received copies of the Basic Agreements; (b) represents and warrants to the Funding Agent and PARCO that it has, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer, the Borrower, the Custodian, any Hedge Counterparty, the Back-Up Servicer and the Obligors, and made its own decision to enter into this Agreement; (c) represents that it will, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Basic Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Seller, the Servicer, the Borrower, the Custodian, any Hedge Counterparty, the Back-Up Servicer and the Obligors; (d) represents and warrants that it is a corporation or a banking association duly organized and validly existing under the laws of its jurisdiction of incorporation or organization and has all corporate power to perform its obligations hereunder; (e) represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement, which has not otherwise been obtained;
(f) represents and warrants that the execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on its assets, which contravention or violation in any of the foregoing cases could have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (g) represents and warrants that this Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to limiting creditors' rights generally and by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (h) represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

          SECTION 6.2  PARCO DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.
By executing and delivering any Sale Notice pursuant to Section 5.2(a), (a) PARCO makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Basic Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement and the other Basic Agreements, or any other instrument or document furnished pursuant hereto or thereto or in connection herewith or therewith, and (b) PARCO makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, the Borrower, the Custodian, any Hedge Counterparty, the Back-Up Servicer or any Obligor or the performance or observance by such Persons of any of their respective obligations under this Agreement, the other Basic Agreements or any other instrument or document furnished pursuant hereto or thereto or in connection herewith or therewith.

                                     ARTICLE VII

                                  THE FUNDING AGENT

          SECTION 7.1 APPOINTMENT. Each Secured Party hereby irrevocably designates and appoints Chase as Funding Agent hereunder, and authorizes the Funding Agent to take such action on its behalf under the provisions of this Agreement and the other Basic Agreements and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Agreement and the other Basic Agreements, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Funding Agent shall be read into this Agreement or the other Basic Agreements or otherwise exist against the Funding Agent. The provisions of this Article VII are solely for the benefit of the Funding Agent and the Secured Parties, and neither the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty nor the Back-Up Servicer shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Funding Agent shall act solely as the funding agent of the Secured Parties and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer.

          SECTION 7.2 DELEGATION OF DUTIES. The Funding Agent may execute any of its duties under this Agreement and the other Basic Agreements by or through its subsidiaries, affiliates, agents or attorneys-in-fact, and the Funding Agent shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 7.3 EXCULPATORY PROVISIONS. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 7.2 under or in connection with this Agreement, the Receivables, the other Conveyed Property or the other Basic Agreements (except for its, their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Secured Parties, the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer for any recitals, statements, representations or warranties contained in the Basic Agreements or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, such agreements or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Receivables, the Other Conveyed Property or the Basic Agreements, or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself and the Persons specified in Section 7.2) to perform its obligations under any Basic Agreement or for the satisfaction of any condition specified in any Basic Agreement. Except as expressly set forth in the Basic Agreements, the Funding Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Receivables, the Other Conveyed Property or the Basic Agreements, or to inspect the properties, books or records of the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer.

          SECTION 7.4 RELIANCE BY FUNDING AGENT. The Funding Agent shall, in all cases, be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Secured Parties and the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty and the Back-Up Servicer), independent accountants and other experts selected by the Funding Agent. The Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, the other Basic Agreements, the Receivables or the Other Conveyed Property or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Required Banks or all of the APA Banks, as the case may be, as it deems appropriate, or it shall first be indemnified to its satisfaction by all of the APA Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall, in all cases, be fully protected in acting, or in refraining from acting, under this Agreement, the other Basic Agreements, the Receivables or the Other Conveyed Property or any other document furnished in connection herewith or therewith in accordance with a request of the Required Banks or all of the APA Banks, as applica-ble, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

          SECTION 7.5 NOTICE OF TERMINATION EVENT AND OTHER EVENTS; VOTING. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event, Potential Termination Event, PARCO Wind-Down Event or Potential PARCO Wind-Down Event unless the Funding Agent has received notice from the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty, the Back-Up Servicer or any Secured Party referring to any Basic Agreement stating that such an event has occurred and describing such event. If the Funding Agent receives such a notice, the Funding Agent shall promptly give notice thereof to each Secured Party and each Rating Agency. Subject to the provisions of Section 8.l(b), to the extent the Funding Agent is entitled to consent to or withhold its consent of any waiver or amendment of any Basic Agreement in accordance with the terms thereof, the Funding Agent shall (a) give prompt notice to the Secured Parties and Rating Agencies of any such waiver or amendment of which it is aware, and (b) take such action with respect to such waiver, amendment, Termination Event, Potential Termination Event, PARCO Wind-Down Event or Potential PARCO Wind-Down Event as shall be directed by the Required Banks; PROVIDED, HOWEVER, that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event, Potential Termination Event, PARCO Wind-Down Event or Potential PARCO Wind-Down Event as the Funding Agent shall deem advisable and in the best interests of the APA Banks.

          SECTION 7.6 NON-RELIANCE BY APA BANKS ON FUNDING AGENT AND OTHER APA BANKS. Each APA Bank expressly acknowledges that neither the Funding Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Funding Agent hereafter taken, including, without limitation, any review of the affairs of PARCO, the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer, shall be deemed to constitute any representation or warranty by the Funding Agent. The Funding Agent shall not have any duty or responsibility to provide any APA Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of PARCO, the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 7.7 INDEMNIFICATION. The APA Banks agree to indemnify the Funding Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or any other Person pursuant to a Basic Agreement, and without limiting the obligation of any such Person to do so in accordance with the terms of the Basic Agreements), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Funding Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Funding Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Funding Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Agreement or the execution, delivery or performance of this Agreement, the Receivables, the Other Conveyed Property, any other Basic Agreement or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Funding Agent or such affected Person).

          SECTION 7.8 FUNDING AGENT IN ITS INDIVIDUAL CAPACITY. The Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with PARCO, the Borrower, the Seller, the Servicer, the Custodian, any Hedge Counterparty or the Back-Up Servicer or any Affiliate of such Persons as though the Funding Agent were not the Funding Agent hereunder. With respect to the acquisition of its Assigned Percentage of a Purchase Price pursuant to this Agreement, the Funding Agent shall have the same rights and powers under this Agreement and the other Basic Agreements as any APA Bank and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "APA Banks" shall include the Funding Agent in its individual capacity as an APA Bank.

          SECTION 7.9 SUCCESSOR FUNDING AGENT. Subject to the appointment and acceptance of a successor Funding Agent as provided in this Section 7.9, the Funding Agent may, upon five (5) days' notice to PARCO, the APA Banks and the Rating Agencies, and the Funding Agent will, upon the direction of the Required Banks (calculated without regard to the Pro Rata Share of Chase or any Affiliate of Chase), resign as Funding Agent; PROVIDED, in either case, that an APA Bank agrees to become the successor Funding Agent hereunder in accordance with the next sentence. If the Funding Agent shall resign as Funding Agent under this Agreement, then the Required Banks during such period shall appoint, from among the APA Banks, a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor agent, effective upon its acceptance of such appointment, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. After the retiring Funding Agent's resignation hereunder as Funding Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

          SECTION 7.10 CHASE CONFLICT WAIVER. Chase acts as PARCO's administrative agent, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "CHASE ROLES"). Without limiting the generality of Section 7.8, each party hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank hereunder and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate. The APA Banks are hereby notified that PARCO may delegate responsibility for signing and/or sending Sale Notices to Chase as PARCO's administrative agent.

                                     ARTICLE VIII

                                    MISCELLANEOUS

                        SECTION 8.1  WAIVERS; AMENDMENTS, ETC.

          (a) NO WAIVER; REMEDIES CUMULATIVE. No failure or delay by the Funding Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Funding Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.1(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Funding or a Purchase hereunder shall not be construed as a waiver of any Termination Event or Potential Termination Event, regardless of whether the Funding Agent or any Secured Party may have had notice or knowledge of such Termination Event or Potential Termination Event at the time.

          (b) AMENDMENTS, ETC. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, PARCO and the Required Banks or by the Borrower, PARCO and the Funding Agent with the consent of the Required Banks; PROVIDED that no such waiver, amendment or modification shall become effective without prior written notice to the Rating Agencies; PROVIDED FURTHER that no such agreement shall (i) increase the Commitment of any APA Bank without the written consent of such APA Bank, (ii) reduce the amount of any payments due and owing to PARCO or any APA Bank hereunder and under the other Basic Agreements without the prior written consent of PARCO and each APA Bank affected thereby, as applicable, (iii) postpone the scheduled date of payment of the any amount payable hereunder or under the other Basic Agreements, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of PARCO and each APA Bank affected thereby, (iv) change Section 2.1 or Article V in a manner that would alter the PRO RATA sharing of payments required thereby, without the written consent of each APA Bank and, if there is a Net Investment, of PARCO, or (v) change any of the provisions of this Section 8.1(b) or the definition of "Required Banks" or any other provision hereof specifying the number or percentage of APA Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each APA Bank; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Funding Agent hereunder without the prior written consent of the Funding Agent.

          (c) INTEGRATION. This Agreement and the other Basic Agreements contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 8.2 NOTICES. Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing and shall be (a) hand-delivered by messenger, (b) sent by reputable overnight or second business day courier, or (c) sent by telecopy or similar electronic transmission directed to the applicable address or telecopy number, as the case may be, set forth on Exhibit D hereto (as amended from time to time) or at such other address or telecopy number as any party may hereafter specify in writing to the Funding Agent for the purpose of receiving notices. Each such notice or other communication shall be effective only upon receipt thereof.

          SECTION 8.3 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) For any action related to the judicial enforcement or interpretation of this Agreement, each of the parties hereto expressly submits to the nonexclusive jurisdiction of the state or federal courts located in the County of New York in the State of New York. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address for notice under this Agreement, such service to become effective five (5) days after such mailing. Each of the parties hereto hereby stipulates that the venues referenced in this Section 8.3(b) are convenient, and each waives any objection that it may now or hereafter have relating to the venue or convenience of such courts.

          (c) The parties hereto hereby agree that no party shall request a trial by jury in the event of litigation between them concerning this Agreement or any claims or transactions in connection herewith, and any right to trial by jury is expressly waived. Each of the parties hereto hereby acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.

          SECTION 8.4 SEVERABILITY; COUNTERPARTS; WAIVER OF SETOFF. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each of the parties hereto (other than PARCO) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or the other Basic Agreements from time to time against PARCO or its assets.

          SECTION 8.5  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

          (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns; PROVIDED that the Borrower shall not assign any of its rights or obligations hereunder to any Person without the prior written consent of the Secured Parties. No APA Bank may participate, assign or sell any portion of its rights hereunder except as required by operation of law, in connection with the merger, consolidation or dissolution of any APA Bank or as otherwise provided in this Section 8.5. No assignment hereunder shall become effective without a Rating Confirmation.

          (b) PARTICIPATIONS BY APA BANKS. Any APA Bank may, without the consent of the Borrower, the Funding Agent or PARCO, sell participations to one or more banks or other entities (each, a "PARTICIPANT") in all or a portion of such APA Bank's rights and obligations hereunder and under the other Basic Agreements (including all or a portion of its Commitment, Funding Balance and amounts due and owing to it); PROVIDED that (i) such APA Bank's obligations under this Agreement shall remain unchanged, (ii) such APA Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, PARCO, the Funding Agent and the other APA Banks shall continue to deal solely and directly with such APA Bank in connection with such APA Bank's rights and obligations under this Agreement and the other Basic Agreements. Any agreement or instrument pursuant to which an APA Bank sells such a participation shall provide that such APA Bank shall retain the sole right to enforce this Agreement and the other Basic Agreements and to approve any amendment, modification or waiver of any provision of this Agreement and the other Basic Agreements (as provided by the terms hereof and thereof); PROVIDED that such agreement or instrument may provide that such APA Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 8.1(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article IV to the same extent as if it were an APA Bank and had acquired its interest by assignment pursuant to Section 8.5(c); PROVIDED that no Participant shall be entitled to receive any greater payment under Article IV than the applicable APA Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

          (c) ASSIGNMENTS BY APA BANKS.

                    (i) Any APA Bank may at any time and from time to time, upon the prior written consent of PARCO and the Funding Agent, (which consent shall not be unreasonably withheld) assign to one or more accredited investors or other Persons (each, a "PURCHASER") all or any part of its rights and obligations under this Agreement and any other Basic Agreement pursuant to a supplement to this Agreement, substantially in the form of Exhibit B hereto (each, a "TRANSFER SUPPLEMENT"), executed by the Purchaser, such selling APA Bank and, as applicable, the Funding Agent; and PROVIDED, HOWEVER, that (A) each Purchaser shall purchase an identical percentage in such selling APA Bank's Commitment, unused Commitment and Funding Balance, (B) any such assignment cannot be for an amount less than the lesser of (1) $10,000,000 and (2) such selling APA Bank's Commitment or Funding Balance (calculated at the time of such assignment), (C) each Purchaser must be a financial institution rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies and incorporated in an OECD Country and (D) each Purchaser shall deliver to the Funding Agent and PARCO an opinion of such Purchaser's counsel in substantially the form of Exhibit C hereto. Such assignment shall also be subject to the other limitations set forth in this Agreement and the other Basic Agreements, as the case may be.

                    (ii) Each of the APA Banks agrees that in the event that it shall cease to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's, or, if such APA Bank does not have short-term debt which is rated by S&P's and Moody's, in the event that the parent corporation of such APA Bank has rated short-term debt, such parent corporation ceases to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's (each, an "AFFECTED APA BANK"), such Affected APA Bank shall be obligated, at the request of PARCO and the Funding Agent, to assign all of its rights and obligations hereunder to (x) one or more other APA Banks selected by PARCO and the Funding Agent which are willing to accept such assignment, or (y) another financial institution rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies) nominated by the Funding Agent and agreed to by PARCO and the Funding Agent, and willing to participate in this facility through the Commitment Expiry Date in the place of such Affected APA Bank; PROVIDED that (i) the Affected APA Bank receives payment in full, pursuant to a Transfer Supplement and/or, as applicable, an assignment, of an amount equal to the Affected APA Bank's Funding Balance and any other amounts due and owing under this Agreement and the other Basic Agreements in respect of such Affected APA Bank's Funding Balance and (ii) such nominated financial institution, if not an existing APA Bank, satisfies all the requirements of this Agreement and provides the Funding Agent with an opinion of counsel in substantially the form of Exhibit C hereto.

                    (iii) Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to PARCO and the Funding Agent and delivery to the Funding Agent and PARCO of an opinion of such Purchaser's counsel in substantially the form of Exhibit C hereto,
          (C) payment, if applicable, by the Purchaser to such selling APA Bank of an amount equal to the purchase price agreed between such selling APA Bank and the Purchaser and (D) receipt by PARCO of a Rating Confirmation, such selling APA Bank shall be released from its obligations hereunder and under the other Basic Agreements to the extent of such assignment and the Purchaser shall, for all purposes, be an APA Bank party to this Agreement and, if and when applicable, and assignee of PARCO's interest under this Agreement and the other Basic Agreements and shall have all the rights and obligations of an APA Bank under this Agreement to the same extent as if it were an original party hereto or thereto, and no further consent or action by PARCO, the APA Banks or the Funding Agent shall be required. The amount of the assigned portion of the selling APA Bank's Funding Balance allocable to the Purchaser shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling APA Bank's Funding Balance which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Purchaser as an APA Bank and the resulting adjustment of the selling APA Bank's Commitment arising from the purchase by the Purchaser of all or a portion of the selling APA Bank's rights, obligations, and interest hereunder and under the other Basic Agreements.

          (d) An APA Bank may, at any time, pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Basic Agreements to a Federal Reserve Bank or similar central banking authority to secure obligations of such APA Bank, and this Section 8.5 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release an APA Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such APA Bank as a party hereto.

          SECTION 8.6 NO PETITION. Each of the parties hereto hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper of PARCO or all outstanding indebtedness of the Borrower (other than the Subordinated Note), as the case may be, such party will not institute against, or join any other Person in instituting against, PARCO or the Borrower, as applicable, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of any jurisdiction. The provisions of this Section 8.6 shall survive termination of this Agreement.

          SECTION 8.7 LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are received by or are available to PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of PARCO, the Funding Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of PARCO, the Funding Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; PROVIDED that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of its fraudulent actions or omissions. The provisions of this Section 8.7 shall survive termination of this Agreement.

          SECTION 8.8 FURTHER ASSURANCES. The Borrower agrees to do such further acts and things and to execute and deliver to the Funding Agent such additional assignments, agreements, powers and instruments as are required by the Funding Agent, on behalf of the Secured Parties, to carry into effect the purposes of this Agreement or the other Basic Agreements or to better assure and confer unto the Funding Agent its rights, powers and remedies hereunder or thereunder.

          SECTION 8.9 HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Funding Agreement to be executed and delivered by their duly authorized officers or signatories as of the date hereof.


                                   CP FUNDING CORP., as Borrower


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                   THE CHASE MANHATTAN BANK,
                                        Individually as an APA Bank and as
                                        Funding Agent


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                   PARK AVENUE RECEIVABLES
                                        CORPORATION


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                       ANNEX 1

                                     COMMITMENTS



The Chase Manhattan Bank                                            $ 50,000,000

The Bank of Tokyo-Mitsubishi,
     Houston Agency                                                 $ 20,000,000

The Industrial Bank of
     Japan, Limited, New York Branch                                $ 30,000,000

The Bank of Nova Scotia, Atlanta Agency                             $ 20,000,000

Credit Suisse First Boston,
     New York Branch                                                $ 50,000,000

ING (U.S.) Capital Corporation                                      $ 75,000,000
                                                                    ------------

                                  Aggregate Commitment              $245,000,000



Date:  October 8, 1997

                                      EXHIBIT A

                                       FORM OF
                                VARIABLE FUNDING NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OF TRANSFER OF THIS NOTE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

          Reference is hereby made to (i) that certain Funding Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "FUNDING AGREEMENT") by and among CP Funding Corp., a Nevada corporation, as borrower (the "BORROWER"), Park Avenue Receivables Corporation, a Delaware corporation ("PARCO"), The Chase Manhattan Bank, a New York banking corporation, as funding agent (in such capacity, the "FUNDING AGENT") and the several financial institutions party thereto from time to time (the "APA BANKS" and, together with PARCO, the "SECURED PARTIES") and (ii) that certain Security Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "SECURITY AGREEMENT"), between the Borrower and the Funding Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Funding Agreement and the Security Agreement.

          FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Funding Agent, for the account of and for the benefit of PARCO and the APA Banks at the principal office of the Funding Agent at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services, a principal sum equal to TWO HUNDRED FORTY-FIVE MILLION DOLLARS ($245,000,000.00), in lawful money of the United States of America and in immediately available funds.

          The date and amount of each Funding extended by PARCO and the APA Banks, as the case may be, to the Borrower under the Funding Agreement, and each payment of principal thereof, shall be recorded by the Funding Agent, for the account of PARCO and the APA Banks, as appropriate, on its books and, prior to any transfer of this Note (or, at the discretion of PARCO and the APA Banks, at any other time), endorsed by the Funding Agent, on behalf of PARCO and the APA Banks, on the schedule attached hereto or on any continuation thereof. Although the stated principal amount of this Note is as stated above, this Note shall be enforceable only with respect to the Borrower's obligation to pay the principal hereof to the extent of the unpaid principal amount of the Fundings outstanding under the Funding Agreement at the time such enforcement shall be sought.

          Carrying Costs in respect of the outstanding principal amount of this Note shall accrue at the rate or rates from time to time in effect pursuant to the Funding Agreement and payable to the Funding Agent for the benefit of the Secured Parties of such Carrying Costs on the dates and in the manner provided for in the Sale and Servicing Agreement and the Funding Agreement; PROVIDED that, in all events, Carrying Costs constituting Accrued Discount shall be payable by the Borrower on any day on which outstanding Commercial Paper issued by PARCO to fund the Net Investment matures.
Carrying Costs due and payable hereunder shall be payable in accordance with the priorities set forth in Section 6.8 of the Sale and Servicing Agreement.

          Principal in an amount equal to the Targeted Monthly Principal Payment, if any, will be due and payable on each Distribution Date in accordance with the priorities set forth in Section 6.8 of the Sale and Servicing Agreement. Unless otherwise due and payable on an earlier date in accordance with the terms of the Basic Agreements, the entire outstanding principal amount of this Note and accrued interest thereon will be due and payable on the Distribution Date occurring in the calendar month sixty-six
(66) months following the Commitment Expiry Date.

          Following the occurrence of a Termination Event, the Funding Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, declare all amounts due hereunder to be immediately due and payable and exercise all remedies available to it pursuant to the Basic Agreements and applicable law; PROVIDED that, upon the occurrence of an Insolvency Event with respect to the Borrower, all such amounts immediately shall become due and owing automatically without the need for presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          The Borrower's obligation to make payments hereunder shall be a limited recourse obligation of the Borrower, payable solely from the Collateral, and no recourse shall be had hereunder to the Borrower for payment hereunder except to the extent of the Collateral. This Note does not purport to summarize the Funding Agreement, the Security Agreement or the other Basic Agreements, and reference is hereby made to such agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby.

          The Borrower shall pay all costs of collection of any amount due hereunder when incurred including, without limitation, reasonable attorney's fees and expenses, and including all costs and expenses actually incurred in connection with the pursuit by the Funding Agent, on behalf of and at the direction of the Secured Parties, of any of their rights or remedies referred to herein or in the Security Agreement or the Funding Agreement, or the protection of, or realization upon, Collateral, and all such costs shall be payable in accordance with the terms of the Security Agreement and the Funding Agreement.

          The Borrower hereby waives presentment, notice of dishonor, protest and other notice or formality with respect to this Note.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Variable Funding Note as of the date and year first above written.


                                       CP FUNDING CORP.


                                       By:
                                          --------------------------
                                          Name:
                                          Title:

                            FUNDING AND REPAYMENT SCHEDULE


                Amount of           Amount of       Principal         Notation
     Date      of Funding           Repayment      Outstanding            By
     ----      ----------           ---------      -----------        ---------

                                      EXHIBIT B

                            [FORM OF TRANSFER SUPPLEMENT]

     THIS TRANSFER SUPPLEMENT is entered into as of the ____ day of _________, 19__, by and between ______________________ ("TRANSFEROR") and _______________
("TRANSFEREE").


                                PRELIMINARY STATEMENTS

          A. This Transfer Supplement is being executed and delivered in accordance with Section 8.5(c) of that certain Funding Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "AGREEMENT"), by and among CP Funding Corp., a Nevada corporation, Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings set forth in, or incorporated by reference into, the Agreement.

          B. The Transferor is an APA Bank party to the Agreement, and the Purchaser wishes to become an APA Bank thereunder.

          C. The Transferor is selling and assigning to the Purchaser an undivided _______% (the "TRANSFERRED PERCENTAGE") interest in all of Transferor's rights and obligations under the Agreement and the other Basic Agreements, including, without limitation, the Transferor's Commitment and (if applicable) the Transferor's Funding Balance as set forth herein.

          The parties hereto hereby agree as follows:

          1. The transfer effected by this Transfer Supplement shall become effective (the "TRANSFER EFFECTIVE DATE") two (2) Business Days (or such other date selected by the Funding Agent in its sole discretion) following the date on which a transfer effective notice substantially in the form of Schedule II to this Transfer Supplement ("TRANSFER EFFECTIVE NOTICE") is delivered by the Funding Agent to PARCO, the Transferor and the Transferee. From and after the Transfer Effective Date, the Transferee shall be an APA Bank party to the Agreement for all purposes thereof as if the Transferee were an original party thereto and the Transferee agrees to be bound by all of the terms and provisions contained therein.

          2. If there is no Net Investment or Banks' Aggregate Investment on the Transfer Effective Date, Transferor shall be deemed to have hereby transferred and assigned to the Transferee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Transferee shall be deemed to have hereby irrevocably taken, received and assumed from the Transferor, the Transferred Percentage of the Transferor's Commitment and all rights and obligations associated therewith under the terms of the Agreement, including, without limitation, the Transferred Percentage of the Transferor's future funding obligations under Section 5.2(a) of the Agreement.

          3. If there is a Net Investment or Banks' Aggregate Investment, at or before 12:00 noon, local time of the Transferor, on the Transfer Effective Date, the Transferee shall pay to the Transferor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of an amount equal to the Transferor's Funding Balance (such amount, being hereinafter referred to as the "TRANSFEREE'S FUNDING BALANCE"); (ii) all accrued but unpaid (whether or not then due) interest attributable to the Transferee's Funding Balance; and (iii) accrued but unpaid fees and other costs and expenses payable in respect of the Transferee's Funding Balance for the period commencing upon each date such unpaid amounts commence accruing, to and including the Transfer Effective Date (the "TRANSFEREE'S ACQUISITION COST"), whereupon, the Transferor shall be deemed to have transferred and assigned to the Transferee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Transferee shall be deemed to have hereby irrevocably taken, received and assumed from the Transferor, the Transferred Percentage of the Transferor's Commitment and Funding Balance and all related rights and obligations under the Agreement and the other Basic Agreements, including, without limitation, the Transferred Percentage of the Transferor's future funding obligations under Section 5.2(a) of the Agreement.

          4. Concurrently with the execution and delivery hereof, the Transferor will provide to the Transferee copies of all documents requested by the Transferee which were delivered to such Transferor pursuant to the Agreement.

          5. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

          6. By executing and delivering this Transfer Supplement, the Transferor and the Transferee confirm to and agree with each other, the Funding Agent and the APA Banks as follows: (a) other than the representation and warranty that it has not created any Lien (other than the Lien of the Funding Agent for the benefit of the Secured Parties) upon any interest being transferred hereunder, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement or the other Basic Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value thereof or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of PARCO, the Seller, the Servicer, the Borrower, the Custodian, any Hedge Counterparty, the Back-Up Servicer, any Obligor, any surety or any guarantor or the performance or observance by any of such Persons of any of their respective obligations under the Agreement or the other Basic Agreements or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Agreement and the other Basic Agreements, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (d) the Transferee will, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or the other Basic Agreements; (e) the Transferee appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Transferee was not formed for the purpose of acquiring the interest being acquired hereunder; and (h) the Transferee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Agreement and the other Basic Agreements, are required to be performed by it as an APA Bank or as the holder of PARCO's interest thereunder.

          7. Each party hereto represents and warrants to and agrees with the Funding Agent that it is aware of and will comply with the provisions of the Agreement, including, without limitation, Sections 5.2, 8.5(c), 8.6 and
8.7 thereof.

          8. Schedule I hereto sets forth the revised Commitment of the Transferor and the Commitment of the Transferee, as well as administrative information with respect to the Transferee.

          9. This Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers as of the date hereof.

                                     [TRANSFEROR]

                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                                     [TRANSFEREE]

                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                          SCHEDULE I TO TRANSFER SUPPLEMENT

                        LIST OF PURCHASING OFFICES, ADDRESSES
                          FOR NOTICES AND COMMITMENT AMOUNTS

DATE: ___________________, 19__

TRANSFERRED PERCENTAGE:   _____ %



                   Commitment       Commitment       Outstanding         Pro Rata
Transferor         [existing]       [revised]      Funding Balance        Share
----------         ----------       ----------     ---------------       --------









                  Commitment            Outstanding            Pro Rata
Transferee         [initial]          Funding Balance            Share
----------        ----------          ---------------            -----









ADDRESS FOR NOTICES:
--------------------


____________________

____________________

____________________


Attention:

Telephone:
Telecopy:

                          SCHEDULE II TO TRANSFER SUPPLEMENT

                              TRANSFER EFFECTIVE NOTICE

TO:_________________, Transferor
   _________________
   _________________


TO:_________________, Transferee
   _________________
   _________________


     The undersigned, as Funding Agent under the Funding Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified and in effect from time to time), by and among CP Funding Corp., a Nevada corporation, Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent, hereby acknowledges receipt of executed counterparts of a completed Transfer Supplement dated as of ______________, 19__ between ______________, as Transferor, and ______________, as Transferee. Capitalized terms defined in such Transfer Supplement are used herein as therein defined or incorporated by reference therein.

          1. Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be _____________, 19__.

          2. PARCO and the Funding Agent each hereby consents to the Transfer Supplement as required by Section 8.5(c) of the Agreement.

          [3. Pursuant to such Transfer Supplement, the Transferee is required to pay $_________ to the Transferor at or before 12:00 noon (local time of the Transferor) on the Transfer Effective Date in immediately available funds.]

                         Very truly yours,

                         THE CHASE MANHATTAN BANK,
                              as Funding Agent


                         By:_____________________________________
                              Authorized Signatory

                         PARK AVENUE RECEIVABLES
                            CORPORATION


                         By:_____________________________________
                              Authorized Signatory

                                      EXHIBIT C

                              FORM OF OPINION OF COUNSEL

Park Avenue Receivables Corporation          Standard & Poor's Ratings Services
c/o Global Securitization Services, LLC      25 Broadway
25 West 43rd Street, Suite 704               New York, New York  10004
New York, New York 10036

The Chase Manhattan Bank, as                 Moody's Investors Service, Inc.
   Administrative Agent, Depositary,         99 Church Street
   Liquidity Agent, Liquidity Bank,          New York, New York  10007
   L/C Agent and L/C Bank
270 Park Avenue
New York, New York 10017

          Re:  Transfer Supplement dated as of _____________ with [Name of Bank]

Ladies and Gentlemen:

          We have acted as counsel for [Name of Bank] (the "Bank") in connection with (i) the Funding Agreement, dated as of October 8, 1997 (as amended, supplemented or otherwise modified to the date hereof, the "AGREEMENT"; terms defined therein and not otherwise defined in this letter shall have the respective meanings ascribed therein), by and among CP Funding Corp., Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent, and (ii) the Transfer Supplement (the "Transfer Supplement") dated as of ______________, 199__ between [Name of Transferor] as "Transferor" (as defined therein) and the Bank as "Transferee" (as defined therein), consented to by PARCO and the Funding Agent.

          1. The Bank is a _________________ organized, validly existing and in good standing under the laws of _______________. The Bank has the corporate power and authority to execute and deliver the Transfer Supplement and to perform its obligations under the Funding Agreement.

          2. No governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by the Bank of the Transfer Supplement or the performance by the Bank of its obligations thereunder and under the Funding Agreement.

          3. Neither the execution and delivery of the Transfer Supplement by the Bank, nor the consummation of the transactions contemplated thereby and by the Funding Agreement, will contravene, or result in a violation of, any law applicable to the Bank.

          4. The Transfer Supplement has been duly authorized, executed and delivered by the Bank, and the Funding Agreement, as amended by the Transfer Supplement, constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship or other similar laws, regulations and administrative orders of general application relating to or affecting the enforcement of creditors' rights in general and the rights of creditors of banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship or other similar event in respect of the Bank or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. With the exception of obligations being given priority by statute or regulation, the obligations of the Bank under the Funding Agreement, as amended by the Transfer Supplement, will rank PARI PASSU with all obligations of the Bank which are not contractually subordinated to payment of such obligations.

                                       Very truly yours,

                    [NOTE THAT ADDITIONAL OPINIONS MAY BE REQUIRED
                               FROM FOREIGN APA BANKS]

                                      EXHIBIT D

                                   NOTICE ADDRESSES


IF TO THE BORROWER:

CP Funding Corp.
1325 Airmotive Way, Suite 130
Reno, Nevada  8950
Attention:  President
Telephone:  (702) 322-2221
Telecopy:  (702) 322-8808


IF TO PARCO:

Park Avenue Receivables Corporation
c/o Global Securitization Services, LLC
25 West 43rd Street, Suite 704
New York, New York 10036
Attention:  President
Telephone:  (212) 302-5151
Telecopy:  (212) 302-8767


IF TO THE FUNDING AGENT OR THE APA BANKS:

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001
Attention:  Structured Finance Services
Telephone:  (212) 946-7861
Telecopy:  (212) 946-7776



                                       D-1